UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

WHITTIER ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	0-30598	20-0539412
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

333 CLAY STREET, SUITE 700 HOUSTON, TEXAS 77002
(Address of Registrant’s Principal Executive Offices)

(713) 850-1880
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreement.

On May 1, 2006, Whittier Energy Company (“WEC”), a wholly-owned subsidiary of Whittier Energy Corporation (the “Company”) entered into two separate agreements to purchase oil and gas properties with an aggregate of approximately 18.9 billion cubic feet of gas equivalents (“Bcfe”) of estimated proved reserves for a total cash purchase price of $31.9 million, subject to certain adjustments described below. Net current production from the properties to be acquired is approximately 3.8 million cubic feet of gas equivalents per day (“Mmcfe”). According to the terms of these agreements, Whittier Energy Company will acquire working interests in five operated fields located in Texas, Louisiana, and Mississippi, as well as some minor non-operated property interests. The acquisition agreements are subject to specific terms and conditions for closing, including completion of due diligence and obtaining regulatory approvals.

Westhoff Ranch Agreement

On May 1, 2006, WEC entered into a purchase and sale agreement (the “Westhoff Agreement”) with Drilling & Xtraction, L.P., Oloma Energy, LP, Westhoff Ranch, LP, Cookin with Gas, LP, JC 2 Under Par, LP, and McDowell Partners, LP (collectively, the “Westhoff Sellers”) to purchase an operated interest in Westhoff Ranch, a 2,300 acre property located in Jackson County, Texas for a purchase price of $19.9 million in cash plus simple interest of 5% on the purchase price accruing from May 1, 2006 until the closing of the transaction. The purchase price is also subject to upward adjustments for any title benefits or downward adjustments for any uncured title or environmental defects, respectively, in excess of $250,000. WEC has delivered a performance guarantee deposit of approximately $1 million to the Westhoff Sellers, which will be forfeited to the Westhoff Sellers in the event that the Westhoff Agreement is terminated because of WEC’s breach of the terms of the agreement. The Westoff Agreement has an effective date of February 1, 2006 and is expected to close on or before June 1, 2006.

The properties to be acquired from the Westhoff Sellers include 18 active wells producing from the Frio formation at depths ranging from 5,000 feet to 7,000 feet. Current net production is 171 barrels of oil per day (“Bopd”) and 2.1 Mmcfd, or 3.1 Mmcfed net. Upon completion of the acquisition, the Company will have a 75% working interest (59.5% average revenue interest) in the property and will act as operator. Typical of many South Texas producing properties, the Westhoff Ranch Field produces at high rates and has multiple behind pipe and infill drilling opportunities. Whittier has identified four locations to drill in 2006 and over 40 behind-pipe opportunities that it expects to exploit over the next 12 to 36 months. Approximately $2 million of additional capital spending has been budgeted to develop this property in 2006 and approximately $4 million of capital investment has been identified for 2007.

The parties have made customary representations and warranties and covenants in the Westhoff Agreement and the transaction is subject to customary closing conditions, including delivery of the purchase price, execution and delivery of closing documents and instruments, and the attainment of appropriate consents to the transaction. The Westhoff Agreement may be terminated prior to closing in the event that uncured title defects (net of title benefits) and environmental defects exceed 10% of the purchase price. Additionally, the Westhoff Sellers have agreed to indemnify WEC for certain third party claims in excess of $250,000.

Imperial Agreement

WEC also entered into a purchase and sale agreement (the “Imperial Agreement”) dated May 1, 2006 by and among WEC and Premier Natural Resources, LLC, on the one hand, and Imperial Petroleum, Inc. (“Imperial”), on the other hand, whereby WEC has agreed to purchase interests in four fields located in Louisiana, Texas and Mississippi from Imperial for $12 million in cash. The purchase price is also subject to upward and downward adjustments for any title benefits or uncured title or environmental defects, respectively, in excess of $50,000. The Imperial Agreement has an effective date of February 1, 2006 and is expected to close on or before June 30, 2006.

The properties to be acquired from Imperial include 12 operated producing wells, minor interests in 10 additional non-operated producing wells, and 18 shut-in operated wells awaiting a workover rig. Net current daily production is approximately 29 Bopd and 490 Mcfd, or 664 Mcfed. The Company has identified an additional estimated 140 Mcfed of shut-in net production capacity, which the Company expects to bring back online as soon as possible after closing. In addition, the Company has identified 18 proved undeveloped locations on the properties that have the potential to add approximately 3.5 Mmcfed of additional net production in 2007. The Company has budgeted an additional $8 million in capital to develop these properties in 2006 and has identified $12 million of potential capital expenditures in 2007. The properties are located in large, long-lived producing fields including the Carthage Field in East Texas and the Bovina Field in Mississippi. Upon consummation of the Imperial transactions, the Company will have an average 50% working interest and 36% net revenue interest in the acquired properties.

The parties have made customary representations and warranties and covenants in the Imperial Agreement and the transaction is subject to certain closing conditions, including the approval of the transaction by Imperial’s stockholders, delivery of the purchase price, execution and delivery of closing documents and instruments, and the attainment of appropriate consents to the transaction. Furthermore, in the event that WEC asserts title defects in excess of 15% of the purchase price, WEC will not be required to complete the transaction.

The Imperial Agreement requires 10% of the purchase price to be deposited into an escrow account for a period of three months after closing. WEC may assert claims for all title and environmental defects after they reach a threshold of $50,000 (net of any title benefits). Title defects may only be asserted for a period of 30 days after closing and any such claims may be disbursed from the escrow account, while all other defects may be asserted during the entire three month escrow period.

This report contains projections and other “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These projections or statements reflect the Company’s current views about future events and performance. No assurances can be given that these events or performance will occur as projected, and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, timing for proposed acquisitions and divestitures, the ability to obtain stockholder or other approvals required for the acquisitions, the possibility that the acquisitions may involve unexpected costs, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, the availability and costs of drilling rigs and other oilfield services, drilling and operating risks, exploration and development risks, and other risks inherent in the Company’s business that are detailed in its Securities and Exchange Commission filings. The Company assumes no obligation and expressly disclaims any duty to update the information contained in this report except as required by law.

Item 7.01  Regulation FD Disclosure.

On May 2, 2006, the Company issued a press release announcing WEC had entered into two purchase and sale agreements, as described in Item 1.01 of this report. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

The information in this Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
10.1

Purchase and Sale Agreement dated May 1, 2006 by and among Whittier Energy Company, on the one hand, and Drilling & Xtraction, L.P., Oloma Energy, LP, Westhoff Ranch, LP, Cookin with Gas, LP, JC 2 Under Par, LP, and McDowell Partners, LP, on the other hand.

10.2	Purchase and Sale Agreement dated May 1, 2006 by and among Whittier Energy Company and Premier Natural Resources, LLC, on the one hand, and Imperial Petroleum, Inc., on the other hand.

99.1	Press Release issued on May 2, 2006 by Whittier Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: May 4, 2006	By:	/s/ Michael B. Young
Michael B. Young
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1

Purchase and Sale Agreement dated May 1, 2006 by and among Whittier Energy Company, on the one hand, and Drilling & Xtraction, L.P., Oloma Energy, LP, Westhoff Ranch, LP, Cookin with Gas, LP, JC 2 Under Par, LP, and McDowell Partners, LP, on the other hand.

10.2	Purchase and Sale Agreement dated May 1, 2006 by and among Whittier Energy Company and Premier Natural Resources, LLC, on the one hand, and Imperial Petroleum, Inc., on the other hand.

99.1	Press Release issued on May 2, 2006 by Whittier Energy Corporation.